EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Insightful Corporation

We consent to the incorporation by reference in the Registration Statements on Form S-8 of Insightful Corporation (Nos. 333-106580, 333-104178, 333-91878, 333-64724, 333-45796, 333-87097, 333-43833, 333-18245 and 333-16005) of our report dated March 29, 2007, relating to the financial statements appearing in this Annual Report on Form 10-KSB of Insightful Corporation for the year ended December 31, 2006.

/s/    MOSS ADAMS LLP

Seattle, Washington

March 29, 2007